STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Orion Financial Group Incorporated

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **26th** day of **March, 2012.**

Secretary of State

By: Helen Becker

Filed Date: 03/26/2012

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 03/26/2012 02:38 PM
ID: 2012-000619528

Profit Corporation
Articles of Incorporation

1. Corporation name:

Orion Financial Group Incorporated

2. Name and physical address of its registered agent:

(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. The registered agent must have a physical address in Wyoming. A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)

Corporation Service Company
1821 Logan Avenue
Cheyenne, WY 82001

3. Mailing address of the corporation:

1739 Creekstone Circle
San Jose, CA 95133

4. Principal office address:

1739 Creekstone Circle
San Jose, CA 95133

5. Number and class of shares the corporation will have the authority to issue:

100,000,000 common

6. Incorporators (*list names and addresses of each incorporator*):

Corporation Service Company
2711 Centerville Road
Wilmington, DE 19808

7. Execution (*all incorporators must sign*): Corporation Service Company, Incorporator

Signature: Barb Bilsak Date: 03/23/2012 (mm/dd/yyyy)

Print Name: Barb Bilsak, Assistant Secretary

Signature: ______________________ Date: (mm/dd/yyyy)

Print Name:

Signature: ______________________ Date: (mm/dd/yyyy)

Print Name:

Contact Person: Barb Bilsak

Daytime Phone Number: 800-927-9801 Email: bbilsak@cscinfo.com

Checklist

- [ ] ***Filing Fee: $100.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] The Articles must be in compliance with Wyoming Statutes 17-16-120 and 17-16-202.
- [ ] The Articles must be accompanied by a written consent to appointment executed by the registered agent.
- [ ] For consistency the Secretary of State's Office will only keep one version of the agent's name on file.
- [ ] Please submit one originally signed document and one exact photocopy of the filing.
- [ ] **Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.**

Other Requirements:

- An annual report will be due annually on the first day of the anniversary month of formation. If not paid within sixty (60) days from the due date, the entity will be subject to dissolution/revocation.

Received MAR 26 2012 Secretary of State Wyoming

7. Execution (*all incorporators must sign*): Corporation Service Company, Incorporator

Signature: [signature] Date: 03/23/2012 *(mm/dd/yyyy)*

Print Name: Barb Bilsak, Assistant Secretary

Signature: ____________ Date: ____________ *(mm/dd/yyyy)*

Print Name: ____________

Signature: ____________ Date: ____________ *(mm/dd/yyyy)*

Print Name: ____________

Contact Person: Barb Bilsak

Daytime Phone Number: 800-927-9801 Email: bbilsak@cscinfo.com

Checklist

- ☐ ***Filing Fee: $100.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ The Articles must be in compliance with Wyoming Statutes 17-16-120 and 17-16-202.
- ☐ The Articles must be accompanied by a written consent to appointment executed by the registered agent.
- ☐ For consistency the Secretary of State's Office will only keep one version of the agent's name on file.
- ☐ Please submit one originally signed document and one exact photocopy of the filing.
- ☐ **Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.**

Other Requirements:

- An annual report will be due annually on the first day of the anniversary month of formation. If not paid within sixty (60) days from the due date, the entity will be subject to dissolution/revocation.

Received
MAR 26 2012
Secretary of State
Wyoming